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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-87527) and on Forms S-8 (No. 333-94647, No. 333-76963, and No. 333-72995) of Rhythms NetConnections Inc. of our reports dated February 29, 2000, except for Note 10, as to which the date is March 16, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers LLP


Denver, Colorado
March 29, 2000